As filed with the Securities and Exchange Commission on December 14, 2006
Registration No. 333-138868

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

U.S. Concrete, Inc.
(Exact name of registrant as specified in its charter)

See ‘‘Table of Additional Registrant Guarantors” on the following page for information relating to the subsidiary guarantors of the subordinated notes registered hereby.

Delaware	3272	76-0586680
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas 77042 (713) 499-6200	Curt M. Lindeman Acting General Counsel U.S. Concrete, Inc. 2925 Briarpark, Suite 1050 Houston, Texas 77042 (713) 499-6200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service for registrant)

Copy to:

Ted W. Paris
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street, Suite 3000
Houston, Texas 77002
(713) 229-1234

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable following the effectiveness of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

		Primary
	State or Other	Standard
Exact Name As	Jurisdiction of	Industrial	IRS Employer
Specified in its	Incorporation of	Classification	Identification
Charter	Organization	Code Number	Number

Alliance Haulers, Inc.	Texas	3272	75-2683236
Alberta Investments, Inc.	Texas	3272	75-1941497
American Concrete Products, Inc.	California	3272	94-2623187
Atlas-Tuck Concrete, Inc.	Oklahoma	3272	73-0741542
Beall Concrete Enterprises, Ltd.	Texas	3272	76-0643536
Beall Industries, Inc.	Texas	3272	75-2052872
Beall Management, Inc.	Texas	3272	75-2879839
Builders’ Redi-Mix, LLC	Delaware	3272	68-0539884
B.W.B., Inc. of Michigan	Delaware	3272	76-0616244
Central Concrete Corp.	Delaware	3272	76-0630676
Central Concrete Supply Co., Inc.	California	3272	94-1181859
Central Precast Concrete, Inc.	California	3272	94-1459358
Concrete XXXI Acquisition, Inc.	Delaware	3272	20-4166002
Concrete XXXII Acquisition, Inc.	Delaware	3272	20-4166055
Concrete XXXIII Acquisition, Inc.	Delaware	3272	20-4166120
Concrete XXXIV Acquisition, Inc.	Delaware	3272	20-4166167
Concrete XXXV Acquisition, Inc.	Delaware	3272	20-4166206
Concrete XXXVI Acquisition, Inc.	Delaware	3272	20-4166240
Eastern Concrete Materials, Inc.	New Jersey	3272	22-1521165
Ingram Enterprises, L.P.	Texas	3272	75-2823981
Ingram Enterprises Management, Inc.	Texas	3272	75-2818718
Kurtz Gravel Company	Michigan	3272	38-1565952
Ready Mix Concrete Company of Knoxville	Delaware	3272	76-0616376
Redi-Mix Concrete, L.P.	Texas	3272	20-0474765
Redi-Mix G.P., LLC	Texas	3272
Redi-Mix, L.P.	Texas	3272	75-2823982
Redi-Mix Management, Inc.	Texas	3272	75-2818720
San Diego Precast Concrete, Inc.	Delaware	3272	76-0616282
Sierra Precast, Inc.	California	3272	94-2274227
Smith Pre-Cast, Inc.	Delaware	3272	76-0630673
Superior Concrete Materials, Inc.	District of Columbia	3272	52-1046503
Superior Materials, Inc.	Michigan	3272	38-1610118
Titan Concrete Industries, Inc.	Delaware	3272	76-0616374
U.S. Concrete On-Site, Inc.	Delaware	3272	76-0630662
USC Atlantic, Inc.	Delaware	3272	76-0630666
USC GP, Inc.	Delaware	3272	76-0608060
USC Management Co., L.P.	Texas	3272	76-0608062
USC Michigan, Inc.	Delaware	3272	76-0630672
USC Payroll Inc.	Delaware	3272	76-0630665
Wyoming Concrete Industries, Inc.	Delaware	3272	76-0630668

EXPLANATORY NOTE
          This Amendment No. 1 to the Registration Statement on Form S-4 of U.S. Concrete, Inc. (“Amendment No. 1”) does not relate to the contents of the preliminary prospectus contained in our Registration Statement on Form S-4, which is not amended hereby. Accordingly, this Amendment No. 1 does not include a copy of our preliminary prospectus. This Amendment No. 1 is being filed solely for the purpose of submitting the following exhibits:
•	Exhibit 5.1—Opinion of Baker Botts, L.L.P.;

•	Exhibit 5.2—Opinion of Acting General Counsel of U.S. Concrete, Inc.;

•	Exhibit 12—Statement of Computation of Ratios;

•	Exhibit 21—Subsidiaries;

•	Exhibit 23.2—Consent of Baker Botts, L.L.P. (included in Exhibit 5.1);

•	Exhibit 23.3—Consent of Acting General Counsel (included in Exhibit 5.2);

•	Exhibit 99.1—Form of Letter of Transmittal;

•	Exhibit 99.2—Form of Notice of Guaranteed Delivery;

•	Exhibit 99.3—Form of Letter to DTC Participants; and

•	Exhibit 99.4—Form of Letter to Clients.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	Indemnification of Directors and Officers

Delaware corporations

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	payments of unlawful dividends or unlawful stock repurchases or redemptions, or

•	any transaction from which the director derived an improper personal benefit.

Any repeal or modification of such provisions shall not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Our Restated Certificate of Incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by our certificate of incorporation or bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

Our Second Amended and Restated Bylaws (“Bylaws”) contain indemnification rights for our directors and our officers. Specifically, the Bylaws provide that we shall indemnify our officers and directors to the fullest extent permitted or allowed by the laws of the State of Delaware as it presently exists or as it may hereafter be amended. Further, we may maintain insurance to protect us and any of our directors and officers or directors or officers of another corporation, partnership, joint venture, trust or other enterprise against expense, liability or loss. We may also enter into indemnity agreements with persons who are members of our Board of Directors, our elected officers and with other persons as the Board of Directors may designate.

We have entered or intend to enter into indemnity agreements (“Indemnity Agreements”) with each of our present and future directors and officers (individually, the “Indemnitee” and collectively, the “Indemnitees”). Each provides for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent permitted by Delaware law. More specifically, each Indemnity Agreement provides (i) that an Indemnitee is automatically entitled to indemnification for expenses to the extent an Indemnitee (including the Indemnitee’s estate, heirs, executors, and administrators) is successful in defending any indemnifiable claim whether on the merits or otherwise, (ii) that an Indemnitee is entitled to the advancement of expenses during the pendency of a proceeding, (iii) that we have the burden of proving that an Indemnitee is not entitled to indemnification and negates certain presumptions that may otherwise be drawn against an Indemnitee, (iv) that an indemnitee, in his discretion, may request either the Disinterested Directors (as defined in the Indemnity Agreements) make the determination of entitlement to indemnification or request that Independent Counsel (as defined in the Indemnity Agreements) make such a determination, (v) that an Indemnitee may choose a mechanism through which an Indemnitee may seek court relief in the event it is determined that the Indemnitee would not be entitled to be indemnified and (vi) that an Indemnitee is entitled to indemnification against all expenses (including attorneys’ fees) incurred in seeking to collect an indemnity claim or advancement of expenses from us.

Indemnitees’ rights under the Indemnity Agreements are not exclusive of any other rights they may have under Delaware Law, directors’ and officers’ liability insurance, our Bylaws or otherwise. However, the Indemnity Agreements do prevent double payment.

If, in the future, because of changes in Delaware law or otherwise, we determine that the Indemnity Agreements do not provide indemnification to the fullest extent of the Delaware law, we intend to amend such agreements, or enter into new agreements with directors and officers, to provide, in our judgment, for full indemnification.

We believe that the Bylaws and the Indemnity Agreements are largely confirmatory of Delaware law. However, the provisions of the Bylaws and the Indemnity Agreements apply to proceedings arising from acts or omissions occurring before or after their respective adoption or execution. In addition, the contract right explicitly created in the Indemnity Agreements gives the Indemnitee protection against a subsequent, adverse change in the indemnification provisions of our Bylaws, such as might occur in the event of a Change of Control (as defined in the Indemnity Agreements). Furthermore, under the Delaware Law, the advance of litigation expenses is discretionary; under the Indemnity Agreements, such advance is mandatory absent a special determination to the contrary. Litigation expenses incurred by an Indemnitee in a proceeding to seek recovery of amounts due under the Indemnity Agreement are recoverable under the Indemnity Agreement if the Indemnitee is successful in whole or in part. In the absence of the Indemnity Agreement, such expenses might not have been recoverable.

The following registrants are also corporations incorporated under the laws of the state of Delaware: Ready Mix Concrete Company of Knoxville, San Diego Precast Concrete, Inc., Smith Pre-Cast, Inc., Titan Concrete Industries, Inc., B.W.B., Inc. of Michigan, Central Concrete Corp., Concrete XXXI Acquisition, Inc., Concrete XXXII Acquisition, Inc., Concrete XXXIII Acquisition, Inc., Concrete XXXIV Acquisition, Inc., Concrete XXXV Acquisition, Inc., Concrete XXXVI Acquisition, Inc., USC Atlantic, Inc., USC Michigan, Inc., USC GP, Inc., U.S. Concrete On-Site, Inc., USC Payroll Inc. and Wyoming Concrete Industries, Inc. The certificates of incorporation and the bylaws of each of these corporations authorize the corporation to indemnify any person entitled to indemnification under the Delaware General Corporation Law, to the fullest extent authorized by such law. The bylaws allow the applicable corporation to purchase and maintain insurance on behalf of any director, officer, agent or employee regardless of whether the corporation would have the power to indemnify such person against the insured liability.

Delaware limited liability company

Builder’s Redi-Mix, LLC is a limited liability company organized under the laws of the State of Delaware. The Delaware Limited Liability Company Act provides that a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company Operating Agreement of Builder’s Redi-Mix provides that: (a) any member, any director and any officer, employee or agent of the company, in the performance of his, her or its duties, shall be fully protected in relying in good faith on information, opinions, reports, or statements, including financial statements, books of account and other financial data, if prepared or presented by: (i) one or more members, directors, officers or employees of the company; or (ii) legal counsel, public accountants, or other persons which he, she or it reasonably believes have professional or expert competence; and (b) no member (or officer, director, employee or shareholder of a member), director or officer shall be liable for damages to the company or any member with respect to claims relating to his, her or its conduct for or on behalf of the company, except that any of the foregoing persons shall be liable to the company for damages to the extent that it is proved by clear and convincing evidence (i) that his, her or its conduct (A) was not taken in good faith or in a manner reasonably believed to be in or not opposed to the best interests of the Company, or (B) constituted gross negligence or intentional misconduct; or (ii) with respect to any criminal action, proceeding or investigation, he, she or it had reasonable cause to believe his, her or its conduct was unlawful.

Texas corporations

Beall Industries, Inc., Beall Management, Inc., Alliance Haulers, Inc., Alberta Investments, Inc., Ingram Enterprises Management, Inc. and Redi-Mix Management, Inc. are corporations organized under the laws of the State of Texas. Article 2.02-1 of the Texas Business Corporation Act (“TBCA”) permits a Texas corporation to indemnify any present or former director, officer, employee or agent of the corporation against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position. However, such reimbursement of reasonable expenses is limited to those actually incurred where (a) a person is found liable on the basis that a personal benefit was improperly received or (b) the person is found liable in a derivative suit brought on behalf of the corporation and the person was not liable for willful or intentional misconduct. Under the TBCA, a director or officer must be indemnified in cases in which he is wholly successful on the merits or in the defense of the proceedings. The TBCA authorizes corporations to maintain insurance to cover indemnification expenses on behalf of any person who is or was a director, officer, agent or employee of the corporation or was serving at the request of the corporation, regardless of whether the corporation would have the power to indemnify such person against liability under Article 2.02-1 of the TBCA.

The articles of incorporation and the bylaws of Beall Management, Inc. allow the corporation to indemnify directors and officers to the fullest extent provided by the TBCA. The articles of incorporation and bylaws of Beall Industries, Inc. contain similar provisions but prohibit any indemnification in proceedings in which the person is found liable of improperly receiving a personal benefit. The bylaws of Beall Industries, Inc. authorize the corporation to purchase insurance for indemnification purposes, regardless of whether or not the corporation would have the power to indemnify the person under the provisions contained in the bylaws.

The articles of incorporation and the bylaws of each of Alberta Investments, Inc., Alliance Haulers, Inc., Ingram Enterprises Management, Inc., and Redi-Mix Management, Inc. allow the corporations to indemnify directors, officers, or employees to the fullest extent provided by the TBCA. The articles of incorporation of each of these entities prohibit any indemnification in proceedings in which the person is found liable of improperly receiving a personal benefit.

Texas limited partnerships

Beall Concrete Enterprises, Ltd., USC Management Co., L.P., Ingram Enterprises, L.P., Redi-Mix, L.P. and Redi-Mix Concrete, L.P. are limited partnerships organized under the laws of the State of Texas. Under the Texas Revised Limited Partnership Act. That act (“TRLPA”), a general partner must be indemnified by the limited partnership in cases in which the general partner is wholly successful on the merits or in the defense of the proceedings. Section 11.02 of the TRLPA provides that a limited partnership may indemnify a person who was, is, or is threatened to be named a defendant in a proceeding only if that person (1) acted in good faith; (2) reasonably believed: (A) in the case of conduct in the person’s official capacity as a general partner of the limited partnership, that the person’s conduct was in the limited partnership’s best interests; and (B) in all other cases, that the person’s conduct was at least not opposed to the limited partnership’s best interests; and (3) in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. That TRLPA allows a Texas limited partnership to indemnify anyone who was, is or is threatened to be made a defendant or respondent in a proceeding and allows a limited partnership to purchase and maintain liability insurance, whether or not the partnership would have the power to indemnify such person against such liability.

The partnership agreement of each of the above partnerships provide that they shall indemnify and hold harmless each general partner and each other indemnitee designated by the general partner to the maximum extent provided in the TRLPA. The partnership agreements of Beall Concrete Enterprises, Ltd. and USC Management Co., L.P. provide that they may purchase and maintain insurance on behalf of any one or more indemnitees and other persons as the general partner shall determine against any liability that may be asserted against or expense that may be incurred by such person in connection with the activities of the partnership, whether or not the partnership would have the power to indemnify such person against such liability.

The partnership agreement of each of Ingram Enterprises and L.P., Redi-Mix, L.P. provides that no partner shall be obligated to contribute any amount to the partnership in order to satisfy the partnership’s indemnification obligations and such obligations are limited to the assets of the partnership. The partnership agreement of Redi-Mix Concrete, L.P. provides that the partnership shall hold harmless each general partner and each other indemnitee designated by the general partner for any loss, damage, expense or liability caused by or attributable to ordinary or simple negligence of that person.

Texas limited liability companies

Redi-Mix G.P., LLC is a limited liability company organized under the laws of the State of Texas. Redi-Mix G.P., LLC is a limited liability company organized under the laws of the State of Texas. Article 2.20 of the Texas Limited Liability Company Act (“TLLCA”) provides that a limited liability company has the power to indemnify members and managers, officers and other persons and to purchase and maintain liability insurance for such persons. Further, the TLLCA also provides that a limited liability company may expand or restrict duties (including fiduciary duties) and liabilities of members, managers, officers or other persons at law or in equity.

The limited liability company Operating Agreement of Redi-Mix G.P., LLC provides that members, managers, officers and employees of the Company who are parties to an action, suit or proceeding, or threatened to be parties to an action suit or proceedings, shall be indemnified by the Company to the fullest extent permitted by the TLLCA, against judgments, penalties, fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding. Such indemnification provided in the Operating Agreement includes indemnification for negligence or under theories of strict liability. Under the Operating Agreement, the company may purchase and maintain insurance, at its expense, to protect itself and any person protected under its indemnity provisions against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the indemnification provisions.

California corporations

Each of American Concrete Products, Inc., Sierra Precast, Inc., Central Concrete Supply Co., Inc. and Central Precast Concrete, Inc. is organized as a corporation under the laws of the State of California. Section 204 of the California Corporations Code provides that a corporation may set forth in its articles of incorporation provisions (a) eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation and its shareholders, as set forth in Section 309 of the California Corporations Code, so long as such indemnification is subject to certain limitations and conditions as provided therein and (b) authorizing, whether by bylaw, agreement or otherwise, the indemnification of agents in excess of that expressly permitted by Section 317 for those agents of the corporation for breach of duty to the corporation and its stockholders, so long as such indemnification is subject to the limitations and conditions specified therein. Section 317 of the California Corporations Code provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. This section also provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if that person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. Finally, a California corporation may purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such, whether or not the corporation would have the power to indemnify the agent against that liability under Section 317 of the California Corporations Code.

The bylaws of American Concrete Products, Inc. provide that the corporation may indemnify any director, officer, agent or employee to the fullest extent permitted by Section 317 of the California Corporations Code and also allow the corporation to purchase and maintain insurance on behalf of any director, officer, agent or employee whether or not the corporation would have the power to indemnify such person against the insured liability.

The bylaws of Sierra Precast, Inc. provide that the corporation may indemnify any director, officer, agent or employee to the fullest extent permitted by Section 317 of the California Corporations Code and to purchase and maintain insurance on behalf of any director, officer, agent or employee whether or not the corporation would have the power to indemnify such person against the insured liability. The articles of incorporation of Sierra Precast, Inc. allow the corporation to indemnify agents for breach of duty to the corporation and stockholders through provisions in the bylaws or agreements with the agents in excess of the indemnification permitted by Section 317 of the California Corporations Code, subject to the limits on excess indemnification set forth in Section 204 of the California Corporations Code.

The bylaws of Central Concrete Supply Co., Inc. provide that the corporation may indemnify any director, officer, agent or employee to the fullest extent permitted by Section 317 of the California Corporations Code. The articles of incorporation of Central Concrete Supply Co., Inc. allow the corporation to indemnify agents for breach of duty to the corporation and stockholders through provisions in the bylaws or agreements with the agents in excess of the indemnification permitted by Section 317 of the California Corporations Code, subject to the limits on excess indemnification set in Section 204 of the California Corporations Code.

The bylaws of Central Precast Concrete, Inc. provide that it may indemnify any director, officer, agent or employee to the fullest extent permitted by Section 317 of the California Corporations Code. The bylaws further provide that Central Precast Concrete, Inc. may advance expenses incurred in defending any proceeding prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director, officer or other agent to repay that amount if it shall be determined ultimately that the such agent is not entitled to be indemnified pursuant to the California Corporations Code.

Oklahoma corporation

Atlas-Tuck Concrete, Inc. is organized under the laws of the state of Oklahoma. Under the Oklahoma General Corporation Act, a corporation must indemnify an officer or director against the expenses which such officer or director has actually and reasonably incurred if he is successful on the merits or otherwise in the defense of any action (a) brought by reason of such person being or having been a director or officer of the corporation, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, other than an action by or in the right of the corporation or (b) by or in the right of the corporation brought by reason of the person seeking indemnification being or having been a director or officer of the corporation, or any other corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, provided the actions were in good faith and were reasonably believed to be in or not opposed to the best interest of the corporation. In either case, however, no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. An Oklahoma corporation may indemnify each of its officers and directors against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding described in (a) above, as long as the individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action, the person seeking indemnification must have had no reasonable cause to believe that his conduct was unlawful. An Oklahoma corporation is further permitted to indemnify each of its officers and directors against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of any action described in (b) above.

Michigan corporations

Superior Materials, Inc., Kurtz Gravel Company are both organized under the laws of the State of Michigan. Under the Michigan Business Corporation Act, a corporation is permitted to indemnify any person who was, is or is threatened to be made a party to any proceeding, other than an action, suit or proceeding by or in the right of the corporation, by reason of the fact that he or she was serving as a director, officer, employee or agent of the corporation or serving, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, whether domestic or foreign, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, and judgments, penalties, fines and amounts paid in settlement that are actually and reasonably incurred by him or her in connection with the proceeding if the indemnified person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification may be made without judicial approval with respect to a claim, issue, or matter in which the person acting in an indemnified capacity has been found liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify that person against the expenses the officer or director has actually and reasonably incurred.

The provisions concerning indemnification and advancement of expenses are not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a corporation’s articles of incorporation, its bylaws or a contractual arrangement. In addition, the Michigan Business Corporation Act authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him.

The bylaws of Superior Materials, Inc. provide for indemnification of officers and directors, to the fullest extent permitted by Michigan law. Additionally, Superior Materials, Inc. may, by action of its board of directors, indemnify its employees and agents to the same extent as it indemnifies its directors and officers.

Under its bylaws, Superior Materials, Inc. may purchase and maintain insurance on behalf of any person for the purpose of satisfying the company’s indemnification obligations under its bylaws.

The bylaws of Kurtz Gravel Co. provide for indemnification of officers and directors to the fullest extent permitted by Michigan law. Additionally, Kurtz Gravel Co. may, by action of its board of directors, indemnify its employees and agents to the same extent as it indemnifies its directors and officers. Under its bylaws, Kurtz Gravel Co. may purchase and maintain insurance on behalf of any person for the purpose of satisfying the company’s indemnification obligations under its bylaws. The bylaws of Kurtz Gravel Co. permit, but do not require, the company to pay expenses incurred in defending a proceeding in advance of its final disposition.

New Jersey corporation

Eastern Concrete Materials, Inc. is organized under the laws of the state of New Jersey. Under Section 14A:3-5 of the New Jersey Business Corporation Act, a corporation is required to indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding (a) involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation or (b) by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if in either case he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The New Jersey Business Corporation Act also provides that a corporation may indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent described in (a) above if (i) the corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. A New Jersey corporation also may indemnify a corporate agent against his expenses in connection with any proceeding described in (b) above unless the corporate agent is adjudged to be liable to the corporation. In that case, the corporation may indemnify the agent only to the extent that the Superior Court of New Jersey or the court in which the proceeding was brought determines that despite the adjudication of liability, but in view of all circumstances of the case, the corporate agent is fairly and reasonably entitled to indemnity for such expenses as the New Jersey Superior Court or such other court shall deem proper.

District of Columbia corporation

Superior Concrete Materials, Inc. is organized under the laws of the District of Columbia. The District of Columbia Business Corporation Act provides that a corporation organized under the laws of the District of Columbia has the right to indemnify any and all directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit, or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation or of such other corporation, except in relation to matters as to which any such director or officer or former director or person shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty.

This discussion is a general summary of indemnification provisions of the laws of jurisdictions of the registrants’ respective organization, and, where indicated, indemnification provisions contained in the registrants’ formational or organizational documents. These summaries are qualified in all respects by the specific and detailed provisions of the state and other jurisdictional laws and the formational or organizational documents summarized.

ITEM 21.	Exhibits

Exhibit
Number			Description

3	.1*	—	Restated Certificate of Incorporation of U.S. Concrete (Form S-1 (Reg. No. 333-74855), Exhibit 3.1).
3	.2*	—	Amended and Restated Bylaws of U.S. Concrete, as amended (Post Effective Amendment No. 1 to Form S-3 (Reg. No. 333-42860), Exhibit 4.2).
3	.3*	—	Certificate of Designation of Junior Participating Preferred Stock (Form 10-Q for the quarter ended June 30, 2000 (File No. 000-26025), Exhibit 3.3).
3	.4(a)*	—	Articles of Incorporation of American Concrete Products, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.5(a)).
3	.4(b)*	—	Bylaws of American Concrete Products, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.5(b)).
3	.5(a)**	—	Articles of Incorporation of Alliance Haulers, Inc.
3	.5(b)**	—	Articles of Amendment of Alliance Haulers, Inc.
3	.5(c)**	—	Amended and Restated Bylaws of Alliance Haulers, Inc.
3	.6(a)**	—	Amended and Restated Articles of Incorporation of Alberta Investments, Inc.
3	.6(b)**	—	Bylaws of Alberta Investments, Inc.
3	.6(c)**	—	Certificate of Amendment to Bylaws of Alberta Investments, Inc.
3	.6(d)**	—	Certificate of Amendment to Bylaws of Alberta Investments, Inc.
3	.7(a)*	—	Articles of Incorporation of Atlas-Tuck Concrete, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.6(a)).
3	.7(b)*	—	Certificate of Increase of Capital Stock of Atlas-Tuck Concrete, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.6(b)).
3	.7(c)*	—	Amended Articles of Incorporation of Atlas-Tuck Concrete, Inc., filed October 1, 1964.(Form S-4 (Reg. No. 333-115443), Exhibit 3.6(c)).
3	.7(d)*	—	Amended Articles of Incorporation of Atlas-Tuck Concrete, Inc., filed June 21, 1973. (Form S-4 (Reg. No. 333-115443), Exhibit 3.6(d)).
3	.7(e)*	—	Bylaws of Atlas-Tuck Concrete, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.6(e)).
3	.8(a)*	—	Certificate of Limited Partnership of Beall Concrete Enterprises, Ltd. (Form S-4 (Reg. No. 333-115443), Exhibit 3.7(a)).
3	.8(b)*	—	Agreement of Limited Partnership of Beall Concrete Enterprises, Ltd. (Form S-4 (Reg. No. 333-115443), Exhibit 3.7(b)).
3	.9(a)*	—	Articles of Incorporation of Beall Industries, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.8(a)).
3	.9(b)*	—	Bylaws of Beall Industries, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.8(b)).
3	.10(a)*	—	Articles of Incorporation of Beall Management, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.9(a)).
3	.10(b)*	—	Bylaws of Beall Management, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.9(b)).
3	.11(a)*	—	Limited Liability Company Certificate of Formation of Builders’ Redi-Mix, LLC. (Form S-4 (Reg. No. 333-115443), Exhibit 3.10(a)).
3	.11(b)**	—	Certificate of Amendment to Builders’ Redi-Mix, LLC.
3	.11(c)*	—	Operating Agreement of Builders’ Redi-Mix, LLC. (Form S-4 (Reg. No. 333-115443), Exhibit 3.10(b)).
3	.12(a)*	—	Certificate of Incorporation of B.W.B., Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.11(a)).
3	.12(b)*	—	Certificate of Amendment of Certificate of Incorporation of B.W.B., Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.11(b)).
3	.12(c)*	—	Bylaws of B.W.B., Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.11(c)).
3	.13(a)*	—	Certificate of Incorporation of Central Concrete Corp. (Form S-4 (Reg. No. 333-115443), Exhibit 3.12(a)).

Exhibit
Number			Description

3	.13(b)*	—	Certificate of Merger of Central Industries Red Bank Inc. and Central Concrete Corp. with and into Concrete XXV Acquisition, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.12(b)).
3	.13(c)*	—	Certificate of Amendment of Certificate of Incorporation of Central Concrete Corp. (Form S-4 (Reg. No. 333-115443), Exhibit 3.12(c)).
3	.13(d)*	—	Bylaws of Central Concrete Corp. (Form S-4 (Reg. No. 333-115443), Exhibit 3.12(d)).
3	.14(a)*	—	Amended and Restated Articles of Incorporation of Central Concrete Supply Co., Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.13(a)).
3	.14(b)*	—	Plan of Reorganizations and Agreement of Recapitalization and Agreement of Merger by and between Central Concrete Supply Co., Inc., its shareholders, Central Transport Inc. and its shareholders. (Form S-4 (Reg. No. 333-115443), Exhibit 3.13(b)).
3	.14(c)*	—	Agreement of Merger between Central Concrete Acquisition, Inc. and Central Concrete Supply Co., Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.13(c)).
3	.14(d)*	—	Agreement of Merger between Central Concrete Supply Co, Inc., Bay Cities Building Materials Co., Inc., Walker’s Concrete Inc. and B.C.B.M. Transport, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.13(d)).
3	.14(e)*	—	Bylaws of Central Concrete Supply Co., Inc., as amended. (Form S-4 (Reg. No. 333-115443), Exhibit 3.13(e)).
3	.15(a)*	—	Articles of Incorporation of Central Precast Concrete, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.15(a)).
3	.15(b)*	—	Certificate of Amendment of Articles of Incorporation of Central Precast Concrete, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.15(b)).
3	.15(c)*	—	Certificate of Amendment of Articles of Incorporation of Central Precast Concrete, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.15(c)).
3	.15(d)*	—	Bylaws of Central Precast Concrete, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.15(d)).
3	.16(a)**	—	Certificate of Incorporation of Concrete XXXI Acquisition, Inc.
3	.16(b)**	—	Bylaws of Concrete XXXI Acquisition, Inc.
3	.17(a)**	—	Certificate of Incorporation of Concrete XXXII Acquisition, Inc.
3	.17(b)**	—	Bylaws of Concrete XXXII Acquisition, Inc.
3	.18(a)**	—	Certificate of Incorporation of Concrete XXXIII Acquisition, Inc.
3	.18(b)**	—	Bylaws of Concrete XXXIII Acquisition, Inc.
3	.19(a)**	—	Certificate of Incorporation of Concrete XXXIV Acquisition, Inc.
3	.19(b)**	—	Bylaws of Concrete XXXIV Acquisition, Inc.
3	.20(a)**	—	Certificate of Incorporation of Concrete XXXV Acquisition, Inc.
3	.20(b)**	—	Bylaws of Concrete XXXV Acquisition, Inc.
3	.21(a)**	—	Certificate of Incorporation of Concrete XXXVI Acquisition, Inc.
3	.21(b)**	—	Bylaws of Concrete XXXVI Acquisition, Inc.
3	.22(a)*	—	Certificate of Incorporation of Eastern Concrete Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.18(a)).
3	.22(b)*	—	Certificate of Merger of Baer Enterprises, Inc. into Eastern Concrete Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.18(b)).
3	.22(c)*	—	Certificate of Amendment to Certificate of Incorporation of Eastern Concrete Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.18(c)).
3	.22(d)*	—	Certificate of Merger of Baer Acquisition Inc. with and into Baer Concrete, Incorporated. (Form S-4 (Reg. No. 333-115443), Exhibit 3.18(d)).
3	.22(e)*	—	Certificate of Merger of Eastern Concrete Materials, Inc. and Baer Concrete, Incorporated. (Form S-4 (Reg. No. 333-115443), Exhibit 3.18(e)).
3	.22(f)*	—	Bylaws of Eastern Concrete Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.18(f)).

Exhibit
Number			Description

3	.22(g)*	—	Amendment to the Bylaws of Eastern Concrete Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.18(g)).
3	.23(a)**	—	Articles of Conversion of Ingram Enterprises, L.P.
3	.23(b)**	—	Certificate of Limited Partnership of Ingram Enterprises, L.P.
3	.23(c)**	—	Certificate of Merger of Ingram Enterprises, L.P.
3	.23(d)**	—	Agreement of Limited Partnership of Ingram Enterprises, L.P.
3	.24(a)**	—	Articles of Incorporation of Ingram Enterprises Management, Inc.
3	.24(b)**	—	Bylaws of Ingram Enterprises Management, Inc.
3	.25(a)**	—	Articles of Incorporation of Kurtz Gravel Company
3	.25(b)**	—	Certificate of Incorporation of Stock of Kurtz Gravel Company
3	.25(c)**	—	Certificate of Amendment to Articles of Incorporation of Kurtz Gravel Company
3	.25(d)**	—	Certificate of Amendment to Articles of Incorporation of Kurtz Gravel Company
3	.25(e)**	—	Amended and Restated Bylaws of Kurtz Gravel Company
3	.26(a)**	—	Certificate of Limited Partnership of Redi-Mix Concrete, L.P.
3	.26(b)**	—	Agreement of Limited Partnership of Redi-Mix Concrete, L.P.
3	.27(a)**	—	Articles of Organization of Redi-Mix G.P., LLC
3	.27(b)**	—	Regulations of Redi-Mix G.P., LLC
3	.28(a)**	—	Articles of Conversion of Redi-Mix, L.P.
3	.28(b)**	—	Certificate of Limited Partnership of Redi-Mix, L.P.
3	.28(c)**	—	Agreement of Limited Partnership of Redi-Mix, L.P.
3	.29(a)**	—	Articles of Incorporation of Redi-Mix Management, Inc.
3	.29(b)**	—	Bylaws of Redi-Mix Management, Inc.
3	.30(a)*	—	Certificate of Incorporation of Ready Mix Concrete Company of Knoxville (Form S-4 (Reg. No. 333-115443), Exhibit 3.19(a)).
3	.30(b)*	—	Certificate of Merger of Ready Mix Concrete Company of Knoxville with and into Concrete X Acquisition, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.19(b)).
3	.30(c)*	—	Bylaws of Ready Mix Concrete Company of Knoxville (Form S-4 (Reg. No. 333-115443), Exhibit 3.19(c)).
3	.31(a)*	—	Certificate of Incorporation of San Diego Precast Concrete, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.20(a)).
3	.31(b)*	—	Certificate of Merger of San Diego Precast Concrete, Inc. with and into Concrete XII Acquisition, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.20(b)).
3	.31(c)*	—	Bylaws of San Diego Precast Concrete, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.20(c)).
3	.32(a)*	—	Restated Articles of Incorporation of Sierra Precast, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.21(a)).
3	.32(b)*	—	Amended and Restated Bylaws of Sierra Precast, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.21(b)).
3	.33(a)*	—	Certificate of Incorporation of Smith Pre-Cast, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.22(a)).
3	.33(b)*	—	Certificate of Amendment of Certificate of Incorporation of Smith Pre-Cast, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.22(b)).
3	.33(c)*	—	Certificate of Merger of Smith Pre-Cast, Inc. with and into Smith Pre-Cast, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.22(c)).
3	.33(d)*	—	Bylaws of Smith Pre-Cast, Inc (Form S-4 (Reg. No. 333-115443), Exhibit 3.22(d)).

Exhibit
Number			Description

3	.34(a)*	—	Articles of Incorporation of Superior Concrete Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.23(a)).
3	.34(b)*	—	Agreement and Plan of Merger of OCC Acquisition Inc. with and into Opportunity Concrete Corporation. (Form S-4 (Reg. No. 333-115443), Exhibit 3.23(b)).
3	.34(c)*	—	Articles of Amendment to the Articles of Incorporation of Opportunity Concrete Corporation. (Form S-4 (Reg. No. 333-115443), Exhibit 3.23(c)).
3	.34(d)*	—	Bylaws of Superior Concrete Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.23(d)).
3	.34(e)*	—	Amendment to the Bylaws of Superior Concrete Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.23(e)).
3	.35(a)*	—	Articles of Incorporation of Superior Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.24(a)).
3	.35(b)*	—	Certificate of Amendment to the Articles of Incorporation of Superior Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.24(b)).
3	.35(c)*	—	Certificate of Amendment to the Articles of Incorporation of Superior Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.24(c)).
3	.35(d)*	—	Certificate of Merger between Cornillie Fuel & Supply Inc., E.B. Metzen, Inc., Superior Redi-Mix, Inc. (now Superior Materials, Inc.), Fendt Transit Mix, Inc. and Premix Concrete Corp. (Form S-4 (Reg. No. 333-115443), Exhibit 3.24(d)).
3	.35(e)*	—	Certificate of Merger between Concrete XX Acquisition, Inc. and Superior Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.24(e)).
3	.35(f)**	—	Certificate of Merger of Superior Materials, Inc.
3	.35(g)*	—	Bylaws of Superior Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.24(f)).
3	.35(h)*	—	Amendment to Bylaws of Superior Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.24(g)).
3	.36(a)*	—	Certificate of Incorporation of Titan Concrete Industries, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.25(a)).
3	.36(b)*	—	Certificate of Merger of Carrier Excavation and Foundation Company with and into Concrete XI Acquisition, Inc. (now Titan Concrete Industries, Inc.). (Form S-4 (Reg. No. 333-115443), Exhibit 3.25(b)).
3	.36(c)*	—	Certificate of Merger of Olive Branch Ready Mix, Inc. with and into Carrier Excavation and Foundation Company. (Form S-4 (Reg. No. 333-115443), Exhibit 3.25(c)).
3	.36(d)*	—	Certificate of Amendment of Certificate of Incorporation of Carrier Excavation and Foundation Company. (Form S-4 (Reg. No. 333-115443), Exhibit 3.25(d)).
3	.36(e)*	—	Bylaws of Titan Concrete Industries, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.25(e)).
3	.37(a)**	—	Certificate of Incorporation of U.S. Concrete On-Site, Inc.
3	.37(b)**	—	Certificate of Amendment of U.S. Concrete On-Site, Inc.
3	.37(c)**	—	Bylaws of U.S. Concrete On-Site, Inc.
3	.38(a)*	—	Certificate of Incorporation of USC Atlantic, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.26(a)).
3	.38(b)*	—	Certificate of Amendment of Certificate of Incorporation of USC Atlantic, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.26(b)).
3	.38(c)*	—	Bylaws of USC Atlantic, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.26(c)).
3	.39(a)*	—	Certificate of Incorporation of USC GP, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.27(a)).
3	.39(b)*	—	Bylaws of USC GP, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.27(b)).
3	.40(a)*	—	Certificate of Limited Partnership of USC Management Co., L.P. (Form S-4 (Reg. No. 333-115443), Exhibit 3.28(a)).

Exhibit
Number			Description

3	.40(b)*	—	Agreement of Limited Partnership of USC Management Co., L.P. (Form S-4 (Reg. No. 333-115443), Exhibit 3.28(b)).
3	.41(a)*	—	Certificate of Incorporation of USC Michigan, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.29(a)).
3	.41(b)*	—	Certificate of Amendment of Certificate of Incorporation of USC Michigan, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.29(b)).
3	.41(c)*	—	Bylaws of USC Michigan, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.29(c)).
3	.42(a)**	—	Certificate of Incorporation of USC Payroll Inc.
3	.42(b)**	—	Certificate of Amendment of USC Payroll Inc.
3	.42(c)**	—	Bylaws of USC Pay roll Inc.
3	.43(a)*	—	Certificate of Incorporation of Wyoming Concrete Industries, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.14(a)).
3	.43(b)*	—	Certificate of Merger of Concrete XXII Acquisition, Inc. and Wyoming Concrete Industries, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.14(b)).
3	.43(c)*	—	Certificate of Amendment of Certificate of Incorporation of Wyoming Concrete Industries, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.14(c)).
3	.43(d)*	—	Bylaws of Concrete Wyoming Concrete Industries, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.14(d)).
4	.1*	—	Form of certificate representing common stock (Form S-1 (Reg. No. 333-74855), Exhibit 4.3).
4	.2*	—	Rights Agreement by and between U.S. Concrete and American Stock Transfer & Trust Company, including form of Rights Certificate attached as Exhibit B thereto (Form S-1 (Reg. No. 333-74855), Exhibit 4.4).
4	.3*	—	Credit Agreement dated as of March 12, 2004 among U.S. Concrete, the Lenders and Issuers named therein and Citicorp North America, Inc., as administrative agent (Form 10-K for the year ended December 31, 2003 (File No. 000-26025), Exhibit 4.9).
4	.4*	—	Amendment No. 1 to Credit Agreement, dated as of June 29, 2006, among U.S. Concrete, Inc., Citicorp North America Inc., Bank of America, N.A., JPMorgan Chase Bank and the Lenders and Issuers named therein (Form 8-K filed on July 7, 2006 (File No. 000-26025), Exhibit 4.2).
4	.5*	—	Amended and Restated Credit Agreement, dated as of June 30, 2006, among U.S. Concrete, Inc., Citicorp North America Inc., Bank of America, N.A., JPMorgan Chase Bank and the Lenders and Issuers named therein (Form 8-K filed on July 7, 2006 (File No. 000-26025), Exhibit 4.3).
4	.6*	—	First Consent to Exhibit 4.3 (Form 10-Q for the quarter ended March 31, 2004 (File No. 000-26025), Exhibit 4.2).
4	.7*	—	Purchase Agreement dated as of March 26, 2004 by and among U.S. Concrete, the Guarantors party thereto, Citigroup Global Markets Inc. and Banc of America Securities LLC as representatives of the Initial Purchasers referred to therein (Form 10-Q for the quarter ended March 31, 2004 (File No. 000-26025), Exhibit 4.3).
4	.8*		Registration Rights Agreement dated as of March 31, 2004 by and among U.S. Concrete, the Guarantors party thereto, Citigroup Global Markets Inc. and Banc of America Securities LLC as representatives of the Initial Purchasers referred to therein (Form 10-Q for the quarter ended March 31, 2004 (File No. 000- 26025), Exhibit 4.4).
4	.9*	—	Indenture among U.S. Concrete, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee, dated as of March 31, 2004, for the 8 3/8% Senior Subordinated Notes due 2014 (Form 10-Q for the quarter ended March 31, 2004 (File No. 000-26025), Exhibit 4.5).
4	.10*	—	First Supplemental Indenture, dated as of July 5, 2006, among U.S. Concrete, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee (Form 8-K filed on July 7, 2006 (File No. 000-26025), Exhibit 4.1).

Exhibit
Number			Description

4	.11*	—	Form of Note (Form 10-Q for the quarter ended March 31, 2004 (File No. 000-26025), included as Exhibit A to Exhibit 4.7).
4	.12*	—	Form of Notation of Guarantee by the Subsidiary Guarantors (Form 10-Q for the quarter ended March 31, 2004 (File No. 000-26025), Exhibit 4.7).
5.1		—	Opinion of Baker Botts, L.L.P.
5.2		—	Opinion of Acting General Counsel of U.S. Concrete, Inc.
10	.1*†		1999 Incentive Plan of U.S. Concrete (Form S-1 (Reg. No. 333-74855), Exhibit 10.1).
10	.2*†	—	Amendment No. 1 to 1999 Incentive Plan of U.S. Concrete, Inc. dated January 9, 2003 (Form S-8 dated December 20, 2004 (Reg. No. 333-121458), Exhibit 10.2).
10	.3*†	—	Amendment No. 2 to 1999 Incentive Plan of U.S. Concrete, Inc. dated December 17, 2004 (Form S-8 dated December 20, 2004 (Reg. No. 333-121458), Exhibit 10.3).
10	.4*†	—	Amendment No. 3 to 1999 Incentive Plan of U.S. Concrete, Inc. effective May 17, 2005 (Proxy Statement relating to 2000 annual meeting of stockholders, Appendix B).
10	.5*†	—	Amendment No. 4 to 1999 Incentive Plan of U.S. Concrete, Inc. dated February 13, 2006 (Form 10-K for the year ended December 31, 2005 (File No. 000-26025), Exhibit 10.5.)
10	.6*	—	U.S. Concrete 2000 Employee Stock Purchase Plan effective May 16, 2000 (Proxy Statement relating to 2000 annual meeting of stockholders, Appendix A).
10	.7*	—	Amendment No. 1 to 2000 Employee Stock Purchase Plan of U.S. Concrete, Inc. effective December 16, 2005 (Form 8-K dated December 16, 2005 (File No. 000-26025), Exhibit 10.1).
10	.8*	—	2001 Employee Incentive Plan of U.S. Concrete, Inc. (Form S-8 dated May 11, 2001 (Reg. No. 333-60710), Exhibit 4.6).
10	.9*	—	Amendment No. 1 to 2001 Employee Incentive Plan of U.S. Concrete, Inc. dated December 17, 2004 (Form S-8 dated December 20, 2004 (Reg. No. 333-121458), Exhibit 10.6).
10	.10*†	—	Employment Agreement between U.S. Concrete, Inc. and William T. Albanese (Form 10-Q for the quarter ended June 30, 2003 (File No. 000-26025), Exhibit 10.1).
10	.11*†	—	Employment Agreement between U.S. Concrete, Inc. and Thomas J. Albanese (Form 10-Q for the quarter ended June 30, 2003 (File No. 000-26025), Exhibit 10.2).
10	.12*†	—	Employment Agreement between U.S. Concrete, Inc. and Michael W. Harlan (Form 10-Q for the quarter ended June 30, 2003 (File No. 000-26025), Exhibit 10.3).
10	.13*†	—	Employment Agreement between U.S. Concrete, Inc. and Eugene P. Martineau (Form 10-Q for the quarter ended June 30, 2003 (File No. 000-26025), Exhibit 10.4).
10	.14*†	—	First Amendment to Exhibit 10.13 (Form 10-Q for the quarter ended June 30, 2003 (File No. 000-26025), Exhibit 10.5).
10	.15*†	—	Employment Agreement between U.S. Concrete, Inc. and Michael D. Mitschele (Form 10-Q for the quarter ended June 30, 2003 (File No. 000-26025), Exhibit 10.6).
10	.16*†	—	Amendment No. 1, dated June 1, 2005, to Employment Agreement between U.S. Concrete, Inc. and Michael D. Mitschele (Form 8-K dated June 1, 2005 (File No. 000-26025), Exhibit 10.1).
10	.17*†	—	Employment Agreement between U.S. Concrete, Inc. and Donald C. Wayne (Form 10-Q for the quarter ended June 30, 2003 (File No. 000-26025), Exhibit 10.7).
10	.18*†	—	Letter Agreement for Employment, dated November 11, 2004, by and between U.S. Concrete, Inc. and Robert D. Hardy (Form 8-K dated November 11, 2004 (File No. 000-26025), Exhibit 10.1).
10	.19*†	—	Letter Agreement for Employment, dated November 11, 2004, by and between U.S. Concrete, Inc. and Gary J. Konnie (Form 8-K dated November 11, 2004 (File No. 000-26025), Exhibit 10.2).
10	.20*†	—	Letter Agreement for Employment, dated November 11, 2004, by and between U.S. Concrete, Inc. and Wallace H. Johnson (Form 8-K dated November 11, 2004 (File No. 000-26025), Exhibit 10.3).

Exhibit
Number			Description

10	.21*†	—	Employment Term Sheet between U.S. Concrete, Inc. and Sean M. Gore, dated February 4, 2005, as modified on February 13, 2006.
10	.22*†	—	Form of Indemnification Agreement between U.S. Concrete and each of its directors and officers.
10	.23*	—	Flexible Underwritten Equity Facility (FUEL®) Agreement dated as of January 7, 2002 between Ramius Securities, LLC and U.S. Concrete (Form S-3 (Reg. No. 333-42860), Exhibit 1.2).
10	.24*	—	Amended and restated engagement letter agreement dated as of January 18, 2002 between Credit Lyonnais Securities (USA) Inc. and U.S. Concrete (Form S-3 (Reg. No. 333-42860), Exhibit 1.3).
10	.25*†	—	Employment Agreement between U.S. Concrete, Inc. and Cesar Monroy (Form 10-K for the year ended December 31, 2004 (File No. 000-26025), Exhibit 10.19).
10	.26*†	—	Summary of annual fees paid by U.S. Concrete, Inc. to its nonemployee directors (Form 10-K for the year ended December 31, 2004 (File No. 000-26025), Exhibit 10.20).
10	.27*†	—	Form of U.S. Concrete, Inc. Restricted Stock Award Agreement for employees (Form 10-K for the year ended December 31, 2004 (File No. 000-26025), Exhibit 10.21).
10	.28*†	—	Form of U.S. Concrete, Inc. Non-Qualified Stock Option Award Agreement for nonemployee directors (Form 10-K for the year ended December 31, 2004 (File No. 000-26025), Exhibit 10.22).
10	.29*†	—	Form of U.S. Concrete, Inc. Non-Qualified Stock Option Award Agreement for employees (Form 10-K for the year ended December 31, 2004 (File No. 000-26025), Exhibit 10.23).
10	.30*†	—	U.S. Concrete, Inc. and Subsidiaries 2005 Annual Salaried Team Member Incentive Plan, effective April 8, 2005 (Form 8-K dated April 8, 2005 (File No. 000-26025), Exhibit 10.1).
10	.31*	—	Promissory Note, dated July 3, 2006, issued by Atlas Investments, Inc. (Form 8-K filed on July 7, 2006 (File No. 000-26025), Exhibit 10.1).
10	.32*	—	Pledge and Security Agreement, dated July 3, 2006, among U.S. Concrete Inc., Atlas Concrete Inc., Wild Rose Holdings Ltd. and Alberta Investments, Inc. (Form 8-K filed on July 7, 2006 (File No. 000-26025), Exhibit 10.2).
10	.33*	—	Registration Rights Agreement, dated July 5, 2006 (Form 8-K filed on July 7, 2006 (File No. 000-26025), Exhibit 10.3).
10	.34*	—	U.S. Concrete, Inc. 2006 Annual Salaried Team Member Incentive Plan.
12		—	Statement regarding computation of ratios.
21		—	Subsidiaries.
23	.1**	—	Consent of independent registered public accounting firm.
23.2		—	Consent of Baker Botts, L.L.P. (included in Exhibit 5.1).
23.3		—	Consent of Acting General Counsel of U.S. Concrete, Inc. (included in Exhibit 5.2).
24	.1*	—	Power of Attorney for U.S. Concrete (set forth on signature page).
24	.2*	—	Powers of Attorney for the Subsidiary Guarantors (set forth on the signature pages).
25	.1*	—	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee for the 8 3/8% Senior Subordinated Notes due 2014 (Form S-4 (Reg. No. 333-115433), Exhibit 25.1).
99.1		—	Form of Letter of Transmittal.
99.2		—	Form of Notice of Guaranteed Delivery.
99.3		—	Form of Letter to DTC Participants.
99.4		—	Form of Letter to Clients.

*	Incorporated by reference to the filing indicated.

**	Previously filed.

†	Management contract or compensatory plan or arrangement.

ITEM 22.	Undertakings

1. The undersigned registrants hereby undertake:

•	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

•	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

•	include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to information in the registration statement; and

•	reflect in the prospectus any facts or events arising after the effective date of the registration statement or its most recent post-effective amendment which, individually or in the aggregate, represent a fundamental change in the information shown in the registration statement.

Any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC under Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price stated in the “Calculation of Registration Fee” table in the effective registration statement;

•	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report under section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4. The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus under items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of a request, and to send the incorporated documents by first-class mail or other equally prompt means. This undertaking includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

5. The undersigned registrants hereby undertake to supply by means of a posteffective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, U.S. Concrete, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

U.S. CONCRETE, INC.

By:	/s/ Eugene P. Martineau
Eugene P. Martineau
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Eugene P. Martineau Eugene P. Martineau		President, Chief Executive Officer and Director (Principal Executive Officer)

* Michael W. Harlan		Executive Vice President, Chief Operating Officer, Assistant Corporate Secretary and Director

* Vincent D. Foster		Director

* T. William Porter, III		Director

* Mary P. Ricciardello		Director

* Murray S. Simpson		Director

* Robert S. Walker		Director

/s/ Robert D. Hardy Robert D. Hardy		Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Alliance Haulers, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

ALLIANCE HAULERS, INC.

By:	/s/ Scott Evans
Name: Scott Evans

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Scott Evans Scott Evans		President (Principal Executive Officer)

* Robert Hardy		Vice President

* Cesar Monroy		Director

* T. Wayne Womack		Treasurer (Principal Financial and Accounting Officer)

* Michael W. Harlan		Vice President and Director

* Sean Gore		Vice President, Secretary and Director

* Thomas G. Muscle		Vice President

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Alberta Investments, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

ALBERTA INVESTMENTS, INC.

By:	/s/ Scott Evans
Name: Scott Evans

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Scott Evans Scott Evans		President (Principal Executive Officer)

* Robert Hardy		Vice President

* Sean Gore		Vice President, Secretary and Director

* Cesar Monroy		Director

* Michael W. Harlan		Vice President and Director

* T. Wayne Womack		Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, American Concrete Products, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

AMERICAN CONCRETE PRODUCTS, INC.

By:	/s/ Donald E. Humphrey
Name: Donald E. Humphrey

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Donald E. Humphrey Donald E. Humphrey		President (Principal Executive Officer)

* Eugene P. Martineau		Senior Vice President

* Michael W. Harlan		Vice President and Director

* David Clausen		Treasurer (Principal Financial and Accounting Officer)

* Cesar Monroy		Vice President and Director

* Sean Gore		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Atlas-Tuck Concrete, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

ATLAS-TUCK CONCRETE, INC.

By:	/s/ Scott Evans
Name: Scott Evans

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Scott Evans Scott Evans		President (Principal Executive Officer)

* Michael W. Harlan		Vice President and Director

* Eugene P. Martineau		Senior Vice President

* Thomas Larkin		Treasurer (Principal Financial and Accounting Officer)

* Cesar Monroy		Vice President and Director

* Sean Gore		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Beall Management, Inc., as general partner of Beall Concrete Enterprises, Ltd., has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

BEALL CONCRETE ENTERPRISES, LTD.

By:	BEALL MANAGEMENT, INC., its
General Partner

By:	/s/ Scott Evans
Name: Scott Evans

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Scott Evans Scott Evans		President (Principal Executive Officer)

* Michael W. Harlan		Vice President and Director

* Eugene P. Martineau		Senior Vice President

* Thomas Larkin		Treasurer (Principal Financial and Accounting Officer)

* Cesar Monroy		Vice President and Director

* Sean Gore		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Beall Industries, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

BEALL INDUSTRIES, INC.

By:	/s/ Scott Evans
Name: Scott Evans

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Scott Evans Scott Evans		President (Principal Executive Officer)

* Michael W. Harlan		Vice President and Director

* Eugene P. Martineau		Senior Vice President

* Thomas Larkin		Treasurer (Principal Financial and Accounting Officer)

* Cesar Monroy		Vice President and Director

* Sean Gore		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Beall Management, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

BEALL MANAGEMENT, INC.

By:	/s/ Scott Evans
Name: Scott Evans

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Scott Evans Scott Evans		President (Principal Executive Officer)

* Michael W. Harlan		Vice President and Director

* Eugene P. Martineau		Senior Vice President

* Thomas Larkin		Treasurer (Principal Financial and Accounting Officer)

* Cesar Monroy		Vice President and Director

* Sean Gore		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Builders’ Redi-Mix, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

BUILDERS’ REDI-MIX, LLC

By:	/s/ Nathan A. Sommer
Name: Nathan A. Sommer

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Nathan A. Sommer Nathan A. Sommer		President (Principal Executive Officer)

* Paul Lemanski		Treasurer (Principal Financial and Accounting Officer)

* Sean Gore		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, B.W.B., Inc. of Michigan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

B.W.B., INC. OF MICHIGAN

By:	/s/ Nathan A. Sommer
Name: Nathan A. Sommer

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Nathan A. Sommer Nathan A. Sommer		President (Principal Executive Officer)

* Paul Lemanski		Treasurer (Principal Financial and Accounting Officer)

* Sean Gore		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Central Concrete Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

CENTRAL CONCRETE CORP.

By:	/s/ Charles Abert
Name: Charles Abert

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Charles Abert Charles Abert		President (Principal Executive Officer)

* William Steele		Treasurer (Principal Financial and Accounting Officer)

* Sean Gore		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Central Concrete Supply Co., Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

CENTRAL CONCRETE SUPPLY CO., INC.

By:	/s/ William T. Albanese
Name: William T. Albanese

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ William T. Albanese William T. Albanese		President (Principal Executive Officer)

* Eugene P. Martineau		Senior Vice President

* Michael W. Harlan		Vice President and Director

* Laurie Cerrito		Treasurer (Principal Financial and Accounting Officer)

* Cesar Monroy		Vice President and Director

* Sean Gore		Vice President, Secretary and Director

* Jeff Davis		Vice President

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Central Precast Concrete, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

CENTRAL PRECAST CONCRETE, INC.

By:	/s/ Donald E. Humphrey
Name: Donald E. Humphrey

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Donald E. Humphrey Donald E. Humphrey		President (Principal Executive Officer)

* Eugene P. Martineau		Senior Vice President

* Michael W. Harlan		Vice President and Director

* David Clausen		Treasurer (Principal Financial and Accounting Officer)

* Cesar Monroy		Vice President and Director

* Sean Gore		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Concrete XXXI Acquisition, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

CONCRETE XXXI ACQUISITION, INC.

By:	/s/ Sean Gore
Name: Sean Gore

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Sean Gore Sean Gore		President and Director (Principal Executive, Financial and Accounting Officer)

* Stephanie Collins		Secretary

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Concrete XXXII Acquisition, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

CONCRETE XXXII ACQUISITION, INC.

By:	/s/ Sean Gore
Name: Sean Gore

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Sean Gore Sean Gore		President and Director (Principal Executive, Financial and Accounting Officer)

* Stephanie Collins		Secretary

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Concrete XXXIII Acquisition, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

CONCRETE XXXIII ACQUISITION, INC.

By:	/s/ Sean Gore
Name: Sean Gore

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Sean Gore Sean Gore		President and Director (Principal Executive, Financial and Accounting Officer)

* Stephanie Collins		Secretary

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Concrete XXXIV Acquisition, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

CONCRETE XXXIV ACQUISITION, INC.

By:	/s/ Sean Gore
Name: Sean Gore

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Sean Gore Sean Gore		President and Director (Principal Executive, Financial and Accounting Officer)

* Stephanie Collins		Secretary

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Concrete XXXV Acquisition, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

CONCRETE XXXV ACQUISITION, INC.

By:	/s/ Sean Gore
Name: Sean Gore

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Sean Gore Sean Gore		President and Director (Principal Executive, Financial and Accounting Officer)

* Stephanie Collins		Secretary

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Concrete XXXVI Acquisition, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

CONCRETE XXXVI ACQUISITION, INC.

By:	/s/ Sean Gore
Name: Sean Gore

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Sean Gore Sean Gore		President and Director (Principal Executive, Financial and Accounting Officer)

* Stephanie Collins		Secretary

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Eastern Concrete Materials, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

EASTERN CONCRETE MATERIALS, INC.

By:	/s/ Michael Gentoso
Name: Michael Gentoso

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Michael Gentoso Michael Gentoso		President (Principal Executive Officer)

* William Steele		Treasurer (Principal Financial and Accounting Officer)

* Cesar Monroy		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Ingram Enterprises Management, Inc., as general partner of Ingram Enterprises, L.P. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

INGRAM ENTERPRISES, L.P.

By:	Ingram Enterprises Management, Inc., its General Partner

By:	/s/ Gerald W. Roberts
Name: Gerald W. Roberts

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Gerald W. Roberts Gerald W. Roberts		President (Principal Executive Officer)

* T. Wayne Womack		Vice President and Treasurer (Principal Financial and Accounting Officer)

* Michael W. Harlan		Vice President and Director

* Sean Gore		Vice President, Secretary and Director

* Cesar Monroy		Director

* Robert Hardy		Vice President

* John C. Miller		Assistant Secretary

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Ingram Enterprises Management, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

INGRAM ENTERPRISES MANAGEMENT, INC.

By:	/s/ Gerald W. Roberts
Name: Gerald W. Roberts

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Gerald W. Roberts Gerald W. Roberts		President (Principal Executive Officer)

* Sean Gore		Vice President, Secretary and Director

* Michael W. Harlan		Vice President and Director

* T. Wayne Womack		Vice President and Treasurer (Principal Financial and Accounting Officer)

* Robert Hardy		Vice President

* Cesar Monroy		Director

* John C. Miller		Assistant Secretary

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Kurtz Gravel Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

KURTZ GRAVEL COMPANY

By:	/s/ Gary Lowell
Name: Gary Lowell

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Gary Lowell Gary Lowell		President (Principal Executive Officer)

* Paul Lemanski		Treasurer (Principal Financial and Accounting Officer)

* Cesar Monroy		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Ready Mix Concrete Company of Knoxville has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

READY MIX CONCRETE COMPANY OF KNOXVILLE

By:	/s/ Alvin L. Hancock III
Name: Alvin L. Hancock III

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Alvin L. Hancock, III Alvin L. Hancock, III		President (Principal Executive Officer)

* Eugene P. Martineau		Senior Vice President

* Michael W. Harlan		Vice President and Director

* Thomas Larkin		Treasurer (Principal Financial and Accounting Officer)

* Cesar Monroy		Vice President and Director

* Sean Gore		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Redi-Mix G.P., LLC, as general partner of Redi-Mix Concrete, L.P. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

REDI-MIX CONCRETE, L.P.

By:	Redi-Mix G.P., LLC., its General Partner

By:	/s/ Scott Evans
Name: Scott Evans

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Scott Evans Scott Evans		President (Principal Executive Officer)

* John C. Miller		Vice President and Treasurer (Principal, Financial and Accounting Officer)

* Michael W. Harlan		Vice President and Director

* Sean Gore		Vice President, Secretary and Director

* Cesar Monroy		Director

* Robert Hardy		Vice President

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Redi-Mix G.P., LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

REDI-MIX G.P., LLC

By:	/s/ Scott Evans
Name: Scott Evans

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Scott Evans Scott Evans		President (Principal Executive Officer)

* John C. Miller		Vice President and Treasurer (Principal, Financial and Accounting Officer)

* Michael W. Harlan		Vice President and Director

* Sean Gore		Vice President, Secretary and Director

* Cesar Monroy		Director

* Robert Hardy		Vice President

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Redi-Mix Management, Inc., as general partner of Redi-Mix, L.P. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

REDI-MIX, L.P.

By:	Redi-Mix Management, Inc., its General Partner

By:	/s/ Scott Evans
Name: Scott Evans

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Scott Evans Scott Evans		President (Principal Executive Officer)

* Cesar Monroy		Director

* Michael W. Harlan		Vice President and Director

* John C. Miller		Vice President and Treasurer (Principal Financial and Accounting Officer)

* Robert Hardy		Vice President

* Sean Gore		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Redi-Mix Management, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

REDI-MIX MANAGEMENT, INC.

By:	/s/ Scott Evans
Name: Scott Evans

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Scott Evans Scott Evans		President (Principal Executive Officer)

* Robert Hardy		Vice President

* Michael W. Harlan		Vice President and Director

* John C. Miller		Vice President and Treasurer (Principal Financial and Accounting Officer)

* Sean Gore		Vice President, Secretary and Director

* Cesar Monroy		Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, San Diego Precast Concrete, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

SAN DIEGO PRECAST CONCRETE, INC.

By:	/s/ Douglas W. McLaughlin
Name: Douglas W. McLaughlin

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Douglas W. McLaughlin Douglas W. McLaughlin		President and Treasurer (Principal Executive, Financial and Accounting Officer)

* Eugene P. Martineau		Senior Vice President

* Michael W. Harlan		Vice President and Director

* Cesar Monroy		Vice President and Director

* Sean Gore		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Sierra Precast, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

SIERRA PRECAST, INC.

By:	/s/ Donald E. Humphrey
Name: Donald E. Humphrey

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Donald E. Humphrey Donald E. Humphrey		President (Principal Executive Officer)

* Eugene P. Martineau		Senior Vice President

* Michael W. Harlan		Vice President and Director

* David Clausen		Treasurer (Principal Financial and Accounting Officer)

* Cesar Monroy		Vice President and Director

* Sean Gore		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Smith Pre-Cast, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

SMITH PRE-CAST, INC.

By:	/s/ Douglas W. McLaughlin
Name: Douglas W. McLaughlin

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Douglas W. McLaughlin Douglas W. McLaughlin		President and Treasurer (Principal Executive, Financial and Accounting Officer)

* Eugene P. Martineau		Senior Vice President

* Michael W. Harlan		Vice President and Director

* Cesar Monroy		Vice President and Director

* Sean Gore		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Superior Concrete Materials, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

SUPERIOR CONCRETE MATERIALS, INC.

By:	/s/ Randy B. Wochy
Name: Randy B. Wochy

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Randy B. Wochy Randy B. Wochy		President (Principal Executive Officer)

* William Steele		Treasurer (Principal Financial and Accounting Officer)

* Sean Gore		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Superior Materials, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

SUPERIOR MATERIALS, INC.

By:	/s/ Gary Lowell
Name: Gary Lowell

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Gary Lowell Gary Lowell		President (Principal Executive Officer)

* Paul Lemanski		Treasurer (Principal Financial and Accounting Officer)

* Cesar Monroy		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Titan Concrete Industries, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

TITAN CONCRETE INDUSTRIES, INC.

By:	/s/ Phillip Palczer
Name: Phillip Palczer

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Phillip Palczer Phillip Palczer		President (Principal Executive Officer)

* Thomas Larkin		Treasurer (Principal Financial and Accounting Officer)

* Cesar Monroy		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, U.S. Concrete On-Site, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

U.S. CONCRETE ON-SITE, INC.

By:	/s/ Michael W. Harlan
Name: Michael W. Harlan

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Michael W. Harlan Michael W. Harlan		President and Director (Principal Executive Officer)

* Diana H. Bowling		Vice President

* Cesar Monroy		Vice President

* Robert Hardy		Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

* Sean Gore		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, USC Atlantic, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

USC ATLANTIC, INC.

By:	/s/ Michael W. Harlan
Name: Michael W. Harlan

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

* William Steele		Treasurer (Principal Financial and Accounting Officer)

/s/ Michael W. Harlan Michael W. Harlan		President, Secretary and Director (Principal Executive Officer)

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, USC GP, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

USC GP, INC.

By:	/s/ Gary J. Konnie
Name: Gary J. Konnie

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

* Eugene P. Martineau		Senior Vice President

/s/ Gary J. Konnie Gary J. Konnie		President and Director (Principal Executive)

* Michael W. Harlan		Vice President and Director

* Sean Gore		Vice President, Secretary and Director

* Cesar Monroy		Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, USC Michigan, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

USC MICHIGAN, INC.

By:	/s/ Jeffrey D. Spahr
Name: Jeffrey D. Spahr

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Jeffrey D. Spahr Jeffrey D. Spahr		President (Principal Executive Officer)

* Paul Lemanski		Treasurer (Principal Financial and Accounting Officer)

* Michael W. Harlan		Vice President, Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, USC GP, Inc., as general partner of USC Management Co., L.P. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

USC MANAGEMENT CO., L.P.

By:	USC GP, INC., its General Partner

By:	/s/ Cesar Monroy
Name: Cesar Monroy

Title:	President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

* Eugene P. Martineau		Senior Vice President

/s/ Cesar Monroy Cesar Monroy		President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)

* Michael W. Harlan		Vice President

* Sean Gore		Secretary and Director

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, USC Payroll, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

USC PAYROLL, INC.

By:	/s/ Cesar Monroy
Name: Cesar Monroy

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Cesar Monroy Cesar Monroy		President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)

* Eugene P. Martineau		Senior Vice President

* Sean Gore		Secretary and Director

* Michael Harlan		Vice President

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Wyoming Concrete Industries, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 6, 2006.

WYOMING CONCRETE INDUSTRIES, INC.

By:	/s/ Eugene P. Martineau
Name: Eugene P. Martineau
Title: President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2006.

Signature		Title

/s/ Eugene P. Martineau Eugene P. Martineau		Vice President, Secretary and Director

* Randy Wochy		President (Principal Executive, Financial and Accounting Officer)

*By:	/s/ Curt M. Lindeman Curt M. Lindeman Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
Number			Description

3	.1*	—	Restated Certificate of Incorporation of U.S. Concrete (Form S-1 (Reg. No. 333-74855), Exhibit 3.1).
3	.2*	—	Amended and Restated Bylaws of U.S. Concrete, as amended (Post Effective Amendment No. 1 to Form S-3 (Reg. No. 333-42860), Exhibit 4.2).
3	.3*	—	Certificate of Designation of Junior Participating Preferred Stock (Form 10-Q for the quarter ended June 30, 2000 (File No. 000-26025), Exhibit 3.3).
3	.4(a)*	—	Articles of Incorporation of American Concrete Products, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.5(a)).
3	.4(b)*	—	Bylaws of American Concrete Products, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.5(b)).
3	.5(a)**	—	Articles of Incorporation of Alliance Haulers, Inc.
3	.5(b)**	—	Articles of Amendment of Alliance Haulers, Inc.
3	.5(c)**	—	Amended and Restated Bylaws of Alliance Haulers, Inc.
3	.6(a)**	—	Amended and Restated Articles of Incorporation of Alberta Investments, Inc.
3	.6(b)**	—	Bylaws of Alberta Investments, Inc.
3	.6(c)**	—	Certificate of Amendment to Bylaws of Alberta Investments, Inc.
3	.6(d)**	—	Certificate of Amendment to Bylaws of Alberta Investments, Inc.
3	.7(a)*	—	Articles of Incorporation of Atlas-Tuck Concrete, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.6(a)).
3	.7(b)*	—	Certificate of Increase of Capital Stock of Atlas-Tuck Concrete, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.6(b)).
3	.7(c)*	—	Amended Articles of Incorporation of Atlas-Tuck Concrete, Inc., filed October 1, 1964.(Form S-4 (Reg. No. 333-115443), Exhibit 3.6(c)).
3	.7(d)*	—	Amended Articles of Incorporation of Atlas-Tuck Concrete, Inc., filed June 21, 1973. (Form S-4 (Reg. No. 333-115443), Exhibit 3.6(d)).
3	.7(e)*	—	Bylaws of Atlas-Tuck Concrete, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.6(e)).
3	.8(a)*	—	Certificate of Limited Partnership of Beall Concrete Enterprises, Ltd. (Form S-4 (Reg. No. 333-115443), Exhibit 3.7(a)).
3	.8(b)*	—	Agreement of Limited Partnership of Beall Concrete Enterprises, Ltd. (Form S-4 (Reg. No. 333-115443), Exhibit 3.7(b)).
3	.9(a)*	—	Articles of Incorporation of Beall Industries, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.8(a)).
3	.9(b)*	—	Bylaws of Beall Industries, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.8(b)).
3	.10(a)*	—	Articles of Incorporation of Beall Management, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.9(a)).
3	.10(b)*	—	Bylaws of Beall Management, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.9(b)).
3	.11(a)*	—	Limited Liability Company Certificate of Formation of Builders’ Redi-Mix, LLC. (Form S-4 (Reg. No. 333-115443), Exhibit 3.10(a)).
3	.11(b)**	—	Certificate of Amendment to Builders’ Redi-Mix, LLC.
3	.11(c)*	—	Operating Agreement of Builders’ Redi-Mix, LLC. (Form S-4 (Reg. No. 333-115443), Exhibit 3.10(b)).
3	.12(a)*	—	Certificate of Incorporation of B.W.B., Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.11(a)).
3	.12(b)*	—	Certificate of Amendment of Certificate of Incorporation of B.W.B., Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.11(b)).
3	.12(c)*	—	Bylaws of B.W.B., Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.11(c)).
3	.13(a)*	—	Certificate of Incorporation of Central Concrete Corp. (Form S-4 (Reg. No. 333-115443), Exhibit 3.12(a)).
3	.13(b)*	—	Certificate of Merger of Central Industries Red Bank Inc. and Central Concrete Corp. with and into Concrete XXV Acquisition, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.12(b)).

Exhibit
Number			Description

3	.13(c)*	—	Certificate of Amendment of Certificate of Incorporation of Central Concrete Corp. (Form S-4 (Reg. No. 333-115443), Exhibit 3.12(c)).
3	.13(d)*	—	Bylaws of Central Concrete Corp. (Form S-4 (Reg. No. 333-115443), Exhibit 3.12(d)).
3	.14(a)*	—	Amended and Restated Articles of Incorporation of Central Concrete Supply Co., Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.13(a)).
3	.14(b)*	—	Plan of Reorganizations and Agreement of Recapitalization and Agreement of Merger by and between Central Concrete Supply Co., Inc., its shareholders, Central Transport Inc. and its shareholders. (Form S-4 (Reg. No. 333-115443), Exhibit 3.13(b)).
3	.14(c)*	—	Agreement of Merger between Central Concrete Acquisition, Inc. and Central Concrete Supply Co., Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.13(c)).
3	.14(d)*	—	Agreement of Merger between Central Concrete Supply Co, Inc., Bay Cities Building Materials Co., Inc., Walker’s Concrete Inc. and B.C.B.M. Transport, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.13(d)).
3	.14(e)*	—	Bylaws of Central Concrete Supply Co., Inc., as amended. (Form S-4 (Reg. No. 333-115443), Exhibit 3.13(e)).
3	.15(a)*	—	Articles of Incorporation of Central Precast Concrete, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.15(a)).
3	.15(b)*	—	Certificate of Amendment of Articles of Incorporation of Central Precast Concrete, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.15(b)).
3	.15(c)*	—	Certificate of Amendment of Articles of Incorporation of Central Precast Concrete, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.15(c)).
3	.15(d)*	—	Bylaws of Central Precast Concrete, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.15(d)).
3	.16(a)**	—	Certificate of Incorporation of Concrete XXXI Acquisition, Inc.
3	.16(b)**	—	Bylaws of Concrete XXXI Acquisition, Inc.
3	.17(a)**	—	Certificate of Incorporation of Concrete XXXII Acquisition, Inc.
3	.17(b)**	—	Bylaws of Concrete XXXII Acquisition, Inc.
3	.18(a)**	—	Certificate of Incorporation of Concrete XXXIII Acquisition, Inc.
3	.18(b)**	—	Bylaws of Concrete XXXIII Acquisition, Inc.
3	.19(a)**	—	Certificate of Incorporation of Concrete XXXIV Acquisition, Inc.
3	.19(b)**	—	Bylaws of Concrete XXXIV Acquisition, Inc.
3	.20(a)**	—	Certificate of Incorporation of Concrete XXXV Acquisition, Inc.
3	.20(b)**	—	Bylaws of Concrete XXXV Acquisition, Inc.
3	.21(a)**	—	Certificate of Incorporation of Concrete XXXVI Acquisition, Inc.
3	.21(b)**	—	Bylaws of Concrete XXXVI Acquisition, Inc.
3	.22(a)*	—	Certificate of Incorporation of Eastern Concrete Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.18(a)).
3	.22(b)*	—	Certificate of Merger of Baer Enterprises, Inc. into Eastern Concrete Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.18(b)).
3	.22(c)*	—	Certificate of Amendment to Certificate of Incorporation of Eastern Concrete Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.18(c)).
3	.22(d)*	—	Certificate of Merger of Baer Acquisition Inc. with and into Baer Concrete, Incorporated. (Form S-4 (Reg. No. 333-115443), Exhibit 3.18(d)).
3	.22(e)*	—	Certificate of Merger of Eastern Concrete Materials, Inc. and Baer Concrete, Incorporated. (Form S-4 (Reg. No. 333-115443), Exhibit 3.18(e)).
3	.22(f)*	—	Bylaws of Eastern Concrete Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.18(f)).
3	.22(g)*	—	Amendment to the Bylaws of Eastern Concrete Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.18(g)).
3	.23(a)**	—	Articles of Conversion of Ingram Enterprises, L.P.
3	.23(b)**	—	Certificate of Limited Partnership of Ingram Enterprises, L.P.

Exhibit
Number			Description

3	.23(c)**	—	Certificate of Merger of Ingram Enterprises, L.P.
3	.23(d)**	—	Agreement of Limited Partnership of Ingram Enterprises, L.P.
3	.24(a)**	—	Articles of Incorporation of Ingram Enterprises Management, Inc.
3	.24(b)**	—	Bylaws of Ingram Enterprises Management, Inc.
3	.25(a)**	—	Articles of Incorporation of Kurtz Gravel Company
3	.25(b)**	—	Certificate of Incorporation of Stock of Kurtz Gravel Company
3	.25(c)**	—	Certificate of Amendment to Articles of Incorporation of Kurtz Gravel Company
3	.25(d)**	—	Certificate of Amendment to Articles of Incorporation of Kurtz Gravel Company
3	.25(e)**	—	Amended and Restated Bylaws of Kurtz Gravel Company
3	.26(a)**	—	Certificate of Limited Partnership of Redi-Mix Concrete, L.P.
3	.26(b)**	—	Agreement of Limited Partnership of Redi-Mix Concrete, L.P.
3	.27(a)**	—	Articles of Organization of Redi-Mix G.P., LLC
3	.27(b)**	—	Regulations of Redi-Mix G.P., LLC
3	.28(a)**	—	Articles of Conversion of Redi-Mix, L.P.
3	.28(b)**	—	Certificate of Limited Partnership of Redi-Mix, L.P.
3	.28(c)**	—	Agreement of Limited Partnership of Redi-Mix, L.P.
3	.29(a)**	—	Articles of Incorporation of Redi-Mix Management, Inc.
3	.29(b)**	—	Bylaws of Redi-Mix Management, Inc.
3	.30(a)*	—	Certificate of Incorporation of Ready Mix Concrete Company of Knoxville (Form S-4 (Reg. No. 333-115443), Exhibit 3.19(a)).
3	.30(b)*	—	Certificate of Merger of Ready Mix Concrete Company of Knoxville with and into Concrete X Acquisition, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.19(b)).
3	.30(c)*	—	Bylaws of Ready Mix Concrete Company of Knoxville (Form S-4 (Reg. No. 333-115443), Exhibit 3.19(c)).
3	.31(a)*	—	Certificate of Incorporation of San Diego Precast Concrete, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.20(a)).
3	.31(b)*	—	Certificate of Merger of San Diego Precast Concrete, Inc. with and into Concrete XII Acquisition, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.20(b)).
3	.31(c)*	—	Bylaws of San Diego Precast Concrete, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.20(c)).
3	.32(a)*	—	Restated Articles of Incorporation of Sierra Precast, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.21(a)).
3	.32(b)*	—	Amended and Restated Bylaws of Sierra Precast, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.21(b)).
3	.33(a)*	—	Certificate of Incorporation of Smith Pre-Cast, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.22(a)).
3	.33(b)*	—	Certificate of Amendment of Certificate of Incorporation of Smith Pre-Cast, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.22(b)).
3	.33(c)*	—	Certificate of Merger of Smith Pre-Cast, Inc. with and into Smith Pre-Cast, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.22(c)).
3	.33(d)*	—	Bylaws of Smith Pre-Cast, Inc (Form S-4 (Reg. No. 333-115443), Exhibit 3.22(d)).
3	.34(a)*	—	Articles of Incorporation of Superior Concrete Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.23(a)).
3	.34(b)*	—	Agreement and Plan of Merger of OCC Acquisition Inc. with and into Opportunity Concrete Corporation. (Form S-4 (Reg. No. 333-115443), Exhibit 3.23(b)).
3	.34(c)*	—	Articles of Amendment to the Articles of Incorporation of Opportunity Concrete Corporation. (Form S-4 (Reg. No. 333-115443), Exhibit 3.23(c)).

Exhibit
Number			Description

3	.34(d)*	—	Bylaws of Superior Concrete Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.23(d)).
3	.34(e)*	—	Amendment to the Bylaws of Superior Concrete Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.23(e)).
3	.35(a)*	—	Articles of Incorporation of Superior Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.24(a)).
3	.35(b)*	—	Certificate of Amendment to the Articles of Incorporation of Superior Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.24(b)).
3	.35(c)*	—	Certificate of Amendment to the Articles of Incorporation of Superior Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.24(c)).
3	.35(d)*	—	Certificate of Merger between Cornillie Fuel & Supply Inc., E.B. Metzen, Inc., Superior Redi-Mix, Inc. (now Superior Materials, Inc.), Fendt Transit Mix, Inc. and Premix Concrete Corp. (Form S-4 (Reg. No. 333-115443), Exhibit 3.24(d)).
3	.35(e)*	—	Certificate of Merger between Concrete XX Acquisition, Inc. and Superior Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.24(e)).
3	.35(f)**	—	Certificate of Merger of Superior Materials, Inc.
3	.35(g)*	—	Bylaws of Superior Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.24(f)).
3	.35(h)*	—	Amendment to Bylaws of Superior Materials, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.24(g)).
3	.36(a)*	—	Certificate of Incorporation of Titan Concrete Industries, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.25(a)).
3	.36(b)*	—	Certificate of Merger of Carrier Excavation and Foundation Company with and into Concrete XI Acquisition, Inc. (now Titan Concrete Industries, Inc.). (Form S-4 (Reg. No. 333-115443), Exhibit 3.25(b)).
3	.36(c)*	—	Certificate of Merger of Olive Branch Ready Mix, Inc. with and into Carrier Excavation and Foundation Company. (Form S-4 (Reg. No. 333-115443), Exhibit 3.25(c)).
3	.36(d)*	—	Certificate of Amendment of Certificate of Incorporation of Carrier Excavation and Foundation Company. (Form S-4 (Reg. No. 333-115443), Exhibit 3.25(d)).
3	.36(e)*	—	Bylaws of Titan Concrete Industries, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.25(e)).
3	.37(a)**	—	Certificate of Incorporation of U.S. Concrete On-Site, Inc.
3	.37(b)**	—	Certificate of Amendment of U.S. Concrete On-Site, Inc.
3	.37(c)**	—	Bylaws of U.S. Concrete On-Site, Inc.
3	.38(a)*	—	Certificate of Incorporation of USC Atlantic, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.26(a)).
3	.38(b)*	—	Certificate of Amendment of Certificate of Incorporation of USC Atlantic, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.26(b)).
3	.38(c)*	—	Bylaws of USC Atlantic, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.26(c)).
3	.39(a)*	—	Certificate of Incorporation of USC GP, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.27(a)).
3	.39(b)*	—	Bylaws of USC GP, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.27(b)).
3	.40(a)*	—	Certificate of Limited Partnership of USC Management Co., L.P. (Form S-4 (Reg. No. 333-115443), Exhibit 3.28(a)).
3	.40(b)*	—	Agreement of Limited Partnership of USC Management Co., L.P. (Form S-4 (Reg. No. 333-115443), Exhibit 3.28(b)).
3	.41(a)*	—	Certificate of Incorporation of USC Michigan, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.29(a)).
3	.41(b)*	—	Certificate of Amendment of Certificate of Incorporation of USC Michigan, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.29(b)).
3	.41(c)*	—	Bylaws of USC Michigan, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.29(c)).
3	.42(a)**	—	Certificate of Incorporation of USC Payroll Inc.

Exhibit
Number			Description

3	.42(b)**	—	Certificate of Amendment of USC Payroll Inc.
3	.42(c)**	—	Bylaws of USC Pay roll Inc.
3	.43(a)*	—	Certificate of Incorporation of Wyoming Concrete Industries, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.14(a)).
3	.43(b)*	—	Certificate of Merger of Concrete XXII Acquisition, Inc. and Wyoming Concrete Industries, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.14(b)).
3	.43(c)*	—	Certificate of Amendment of Certificate of Incorporation of Wyoming Concrete Industries, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.14(c)).
3	.43(d)*	—	Bylaws of Concrete Wyoming Concrete Industries, Inc. (Form S-4 (Reg. No. 333-115443), Exhibit 3.14(d)).
4	.1*	—	Form of certificate representing common stock (Form S-1 (Reg. No. 333-74855), Exhibit 4.3).
4	.2*	—	Rights Agreement by and between U.S. Concrete and American Stock Transfer & Trust Company, including form of Rights Certificate attached as Exhibit B thereto (Form S-1 (Reg. No. 333-74855), Exhibit 4.4).
4	.3*	—	Credit Agreement dated as of March 12, 2004 among U.S. Concrete, the Lenders and Issuers named therein and Citicorp North America, Inc., as administrative agent (Form 10-K for the year ended December 31, 2003 (File No. 000-26025), Exhibit 4.9).
4	.4*	—	Amendment No. 1 to Credit Agreement, dated as of June 29, 2006, among U.S. Concrete, Inc., Citicorp North America Inc., Bank of America, N.A., JPMorgan Chase Bank and the Lenders and Issuers named therein (Form 8-K filed on July 7, 2006 (File No. 000-26025), Exhibit 4.2).
4	.5*	—	Amended and Restated Credit Agreement, dated as of June 30, 2006, among U.S. Concrete, Inc., Citicorp North America Inc., Bank of America, N.A., JPMorgan Chase Bank and the Lenders and Issuers named therein (Form 8-K filed on July 7, 2006 (File No. 000-26025), Exhibit 4.3).
4	.6*	—	First Consent to Exhibit 4.3 (Form 10-Q for the quarter ended March 31, 2004 (File No. 000-26025), Exhibit 4.2).
4	.7*	—	Purchase Agreement dated as of March 26, 2004 by and among U.S. Concrete, the Guarantors party thereto, Citigroup Global Markets Inc. and Banc of America Securities LLC as representatives of the Initial Purchasers referred to therein (Form 10-Q for the quarter ended March 31, 2004 (File No. 000-26025), Exhibit 4.3).
4	.8*		Registration Rights Agreement dated as of March 31, 2004 by and among U.S. Concrete, the Guarantors party thereto, Citigroup Global Markets Inc. and Banc of America Securities LLC as representatives of the Initial Purchasers referred to therein (Form 10-Q for the quarter ended March 31, 2004 (File No. 000- 26025), Exhibit 4.4).
4	.9*	—	Indenture among U.S. Concrete, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee, dated as of March 31, 2004, for the 8 3/8% Senior Subordinated Notes due 2014 (Form 10-Q for the quarter ended March 31, 2004 (File No. 000-26025), Exhibit 4.5).
4	.10*	—	First Supplemental Indenture, dated as of July 5, 2006, among U.S. Concrete, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee (Form 8-K filed on July 7, 2006 (File No. 000-26025), Exhibit 4.1).
4	.11*	—	Form of Note (Form 10-Q for the quarter ended March 31, 2004 (File No. 000-26025), included as Exhibit A to Exhibit 4.7).
4	.12*	—	Form of Notation of Guarantee by the Subsidiary Guarantors (Form 10-Q for the quarter ended March 31, 2004 (File No. 000-26025), Exhibit 4.7).
5.1		—	Opinion of Baker Botts, L.L.P.
5.2		—	Opinion of Acting General Counsel of U.S. Concrete, Inc.
10	.1*†		1999 Incentive Plan of U.S. Concrete (Form S-1 (Reg. No. 333-74855), Exhibit 10.1).
10	.2*†	—	Amendment No. 1 to 1999 Incentive Plan of U.S. Concrete, Inc. dated January 9, 2003 (Form S-8 dated December 20, 2004 (Reg. No. 333-121458), Exhibit 10.2).

Exhibit
Number			Description

10	.3*†	—	Amendment No. 2 to 1999 Incentive Plan of U.S. Concrete, Inc. dated December 17, 2004 (Form S-8 dated December 20, 2004 (Reg. No. 333-121458), Exhibit 10.3).
10	.4*†	—	Amendment No. 3 to 1999 Incentive Plan of U.S. Concrete, Inc. effective May 17, 2005 (Proxy Statement relating to 2000 annual meeting of stockholders, Appendix B).
10	.5*†	—	Amendment No. 4 to 1999 Incentive Plan of U.S. Concrete, Inc. dated February 13, 2006 (Form 10-K for the year ended December 31, 2005 (File No. 000-26025), Exhibit 10.5.)
10	.6*	—	U.S. Concrete 2000 Employee Stock Purchase Plan effective May 16, 2000 (Proxy Statement relating to 2000 annual meeting of stockholders, Appendix A).
10	.7*	—	Amendment No. 1 to 2000 Employee Stock Purchase Plan of U.S. Concrete, Inc. effective December 16, 2005 (Form 8-K dated December 16, 2005 (File No. 000-26025), Exhibit 10.1).
10	.8*	—	2001 Employee Incentive Plan of U.S. Concrete, Inc. (Form S-8 dated May 11, 2001 (Reg. No. 333-60710), Exhibit 4.6).
10	.9*	—	Amendment No. 1 to 2001 Employee Incentive Plan of U.S. Concrete, Inc. dated December 17, 2004 (Form S-8 dated December 20, 2004 (Reg. No. 333-121458), Exhibit 10.6).
10	.10*†	—	Employment Agreement between U.S. Concrete, Inc. and William T. Albanese (Form 10-Q for the quarter ended June 30, 2003 (File No. 000-26025), Exhibit 10.1).
10	.11*†	—	Employment Agreement between U.S. Concrete, Inc. and Thomas J. Albanese (Form 10-Q for the quarter ended June 30, 2003 (File No. 000-26025), Exhibit 10.2).
10	.12*†	—	Employment Agreement between U.S. Concrete, Inc. and Michael W. Harlan (Form 10-Q for the quarter ended June 30, 2003 (File No. 000-26025), Exhibit 10.3).
10	.13*†	—	Employment Agreement between U.S. Concrete, Inc. and Eugene P. Martineau (Form 10-Q for the quarter ended June 30, 2003 (File No. 000-26025), Exhibit 10.4).
10	.14*†	—	First Amendment to Exhibit 10.13 (Form 10-Q for the quarter ended June 30, 2003 (File No. 000-26025), Exhibit 10.5).
10	.15*†	—	Employment Agreement between U.S. Concrete, Inc. and Michael D. Mitschele (Form 10-Q for the quarter ended June 30, 2003 (File No. 000-26025), Exhibit 10.6).
10	.16*†	—	Amendment No. 1, dated June 1, 2005, to Employment Agreement between U.S. Concrete, Inc. and Michael D. Mitschele (Form 8-K dated June 1, 2005 (File No. 000-26025), Exhibit 10.1).
10	.17*†	—	Employment Agreement between U.S. Concrete, Inc. and Donald C. Wayne (Form 10-Q for the quarter ended June 30, 2003 (File No. 000-26025), Exhibit 10.7).
10	.18*†	—	Letter Agreement for Employment, dated November 11, 2004, by and between U.S. Concrete, Inc. and Robert D. Hardy (Form 8-K dated November 11, 2004 (File No. 000-26025), Exhibit 10.1).
10	.19*†	—	Letter Agreement for Employment, dated November 11, 2004, by and between U.S. Concrete, Inc. and Gary J. Konnie (Form 8-K dated November 11, 2004 (File No. 000-26025), Exhibit 10.2).
10	.20*†	—	Letter Agreement for Employment, dated November 11, 2004, by and between U.S. Concrete, Inc. and Wallace H. Johnson (Form 8-K dated November 11, 2004 (File No. 000-26025), Exhibit 10.3).
10	.21*†	—	Employment Term Sheet between U.S. Concrete, Inc. and Sean M. Gore, dated February 4, 2005, as modified on February 13, 2006.
10	.22*†	—	Form of Indemnification Agreement between U.S. Concrete and each of its directors and officers.
10	.23*	—	Flexible Underwritten Equity Facility (FUEL®) Agreement dated as of January 7, 2002 between Ramius Securities, LLC and U.S. Concrete (Form S-3 (Reg. No. 333-42860), Exhibit 1.2).
10	.24*	—	Amended and restated engagement letter agreement dated as of January 18, 2002 between Credit Lyonnais Securities (USA) Inc. and U.S. Concrete (Form S-3 (Reg. No. 333-42860), Exhibit 1.3).

Exhibit
Number			Description

10	.25*†	—	Employment Agreement between U.S. Concrete, Inc. and Cesar Monroy (Form 10-K for the year ended December 31, 2004 (File No. 000-26025), Exhibit 10.19).
10	.26*†	—	Summary of annual fees paid by U.S. Concrete, Inc. to its nonemployee directors (Form 10-K for the year ended December 31, 2004 (File No. 000-26025), Exhibit 10.20).
10	.27*†	—	Form of U.S. Concrete, Inc. Restricted Stock Award Agreement for employees (Form 10-K for the year ended December 31, 2004 (File No. 000-26025), Exhibit 10.21).
10	.28*†	—	Form of U.S. Concrete, Inc. Non-Qualified Stock Option Award Agreement for nonemployee directors (Form 10-K for the year ended December 31, 2004 (File No. 000-26025), Exhibit 10.22).
10	.29*†	—	Form of U.S. Concrete, Inc. Non-Qualified Stock Option Award Agreement for employees (Form 10-K for the year ended December 31, 2004 (File No. 000-26025), Exhibit 10.23).
10	.30*†	—	U.S. Concrete, Inc. and Subsidiaries 2005 Annual Salaried Team Member Incentive Plan, effective April 8, 2005 (Form 8-K dated April 8, 2005 (File No. 000-26025), Exhibit 10.1).
10	.31*	—	Promissory Note, dated July 3, 2006, issued by Atlas Investments, Inc. (Form 8-K filed on July 7, 2006 (File No. 000-26025), Exhibit 10.1).
10	.32*	—	Pledge and Security Agreement, dated July 3, 2006, among U.S. Concrete Inc., Atlas Concrete Inc., Wild Rose Holdings Ltd. and Alberta Investments, Inc. (Form 8-K filed on July 7, 2006 (File No. 000-26025), Exhibit 10.2).
10	.33*	—	Registration Rights Agreement, dated July 5, 2006 (Form 8-K filed on July 7, 2006 (File No. 000-26025), Exhibit 10.3).
10	.34*	—	U.S. Concrete, Inc. 2006 Annual Salaried Team Member Incentive Plan.
12		—	Statement regarding computation of ratios.
21		—	Subsidiaries.
23	.1**	—	Consent of independent registered public accounting firm.
23.2		—	Consent of Baker Botts, L.L.P. (included in Exhibit 5.1).
23.3		—	Consent of Acting General Counsel of U.S. Concrete, Inc. (included in Exhibit 5.2).
24	.1*	—	Power of Attorney for U.S. Concrete (set forth on signature page).
24	.2*	—	Powers of Attorney for the Subsidiary Guarantors (set forth on the signature pages).
25	.1*	—	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee for the 8 3/8% Senior Subordinated Notes due 2014. (Form S-4 (Reg. No. 333-115433), Exhibit 25.1).
99.1		—	Form of Letter of Transmittal.
99.2		—	Form of Notice of Guaranteed Delivery.
99.3		—	Form of Letter to DTC Participants.
99.4		—	Form of Letter to Clients.

*	Incorporated by reference to the filing indicated.

**	Previously filed.

†	Management contract or compensatory plan or arrangement.